Exhibit 99.1
EPAM Reports Results for Second Quarter 2017

Second quarter revenues of $349.0 million, up 23.0% year-over-year
GAAP Diluted EPS of $0.68 for the second quarter
Non-GAAP Diluted EPS of $0.80 for the second quarter

Newtown, PA — August 3, 2017 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its second quarter ended June 30, 2017.

“Our Q2 results underscore the strong demand we continue to see for our high-value digital business solutions,” said Arkadiy Dobkin, CEO & President, EPAM. “The combination of our core engineering, digital design expertise and our expanding consultative capabilities reinforces our leadership position, making us an ideal partner for clients facing disruption.”

Second Quarter 2017 Highlights

•
Revenues increased to $349.0 million, a year-over-year increase of $65.1 million, or 23.0%. Stronger than expected revenue performance in the second quarter was driven by favorable movements in exchange rates and stronger revenue production;

•	In constant currency, revenue was up 23.7% year-over-year;

•	GAAP income from operations was $40.7 million, an increase of $8.6 million or 26.8% compared to $32.1 million in the second quarter of 2016;

•	Non-GAAP income from operations was $55.8 million, an increase of $8.2 million, or 17.2%, compared to $47.6 million in the second quarter of 2016;

•	Diluted earnings per share (EPS) on a GAAP basis was $0.68, an increase from $0.46 in the second quarter of 2016;

•	Non-GAAP diluted EPS was $0.80, an increase from $0.71 in the second quarter of 2016 based on a weighted average share count of 54.8 million fully diluted shares outstanding.
Cash Flow from Operations

•	Cash from operations was $59.1 million for the first half of 2017, up from $49.4 million for the first half of 2016;

•	Cash and cash equivalents totaled $443.5 million as of June 30, 2017, an increase of $81.5 million or 22.5% from $362.0 million as of December 31, 2016.
Other Metrics

•	Total headcount was 23,233 as of June 30, 2017, an increase of 11.9% from 20,761 as of June 30, 2016;

•	Total number of delivery professionals was 20,414 as of June 30, 2017, an increase of 12.1% from 18,206 as of June 30, 2016.

2017 Outlook - Full Year and Third Quarter
Full Year

•
Revenue growth for fiscal 2017 will now be at least 23%, after reflecting an updated foreign exchange assumption of an estimated 0% for currency headwinds. We expect constant currency growth will continue to be at least 23%.

•	We expect GAAP income from operations to now be in the range of 12% to 13% of revenue and non-GAAP income from operations to now be in the range of 16% to 17% of revenue.

•
We now expect our GAAP effective tax rate to be approximately 16% and non-GAAP effective tax rate to be approximately 22%. This reflects the adoption of the accounting pronouncement related to stock based compensation effective January 1st 2017.

•	For earnings per share:

◦
We now expect GAAP diluted EPS will be at least $2.57 for the full year driven primarily by a lower effective tax rate attributable to greater than expected excess income tax benefit from stock-based compensation; and

◦
Non-GAAP diluted EPS will now be at least $3.29 for the full year based on an expected weighted average share count of 55.2 million fully diluted shares outstanding. The updated Non-GAAP EPS reflects greater than expected employee stock option exercises driving both higher total share count and greater payroll tax expense.

Third Quarter

•
Revenues will be at least $367 million for the third quarter, reflecting a year-over-year growth rate of at least 23% after estimating 1% for currency tailwinds, meaning expected constant currency growth will be at least 22%.

•	For the third quarter, we expect GAAP income from operations to be in the range of 11.5% to 12.5% of revenue and non-GAAP income from operations to be in the range of 15.5% to 16.5% of revenue.

•	We expect our GAAP effective tax rate to be approximately 16.5% and non-GAAP effective tax rate to be approximately 22%.

•
We expect GAAP diluted EPS will be at least $0.68 for the quarter, and non-GAAP diluted EPS will be at least $0.84 for the quarter based on an expected weighted average share count of 55.6 million fully diluted shares outstanding.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, August 3, 2017 at 8:00 a.m. Eastern Time. The live conference call will be available by dialing +1 (877) 407-0784 or +1 (201) 689-8560 (outside of the U.S.).  A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at http://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (844) 512-2921 or +1 (412) 317-6671 (outside of the U.S.) and entering the conference ID 13663873. The replay will be available until August 17, 2017.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM), has leveraged its core engineering expertise to become a leading global product development and digital platform engineering services company. Through its “Engineering DNA” and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver innovative solutions that turn complex business challenges into real business opportunities. EPAM’s global teams serve customers in over 25 countries across North America, Europe, Asia and Australia. EPAM is a recognized market leader among independent research agencies and was ranked #12 in FORBES 25 Fastest Growing Public Tech Companies, as a top information technology services company on FORTUNE’S 100 Fastest Growing Companies, and as a top UK Digital Design & Build Agency.
For more information, please visit http://www.epam.com/ and follow us on Twitter (@EPAMSYSTEMS) and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, legal settlements, foreign exchange gains and losses, acquisition-related costs, and the related effect on taxes. Management may also compare operating results on a basis of “constant currency”, which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Senior Director, Investor Relations
Phone: +1-267-759-9000 x59419
Fax: +1-267-759-8989
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(US Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$348,977	$283,832	$673,628	$548,314
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	220,132	180,782	427,862	348,163
Selling, general and administrative expenses	80,419	64,241	158,872	125,735
Depreciation and amortization expense	7,020	6,123	13,692	11,225
Other operating expenses, net	724	606	1,554	780
Income from operations	40,682	32,080	71,648	62,411
Interest and other income, net	802	1,138	1,386	2,349
Foreign exchange gain (loss)	1,562	(2,295)	(1,393)	(3,585)
Income before provision for income taxes	43,046	30,923	71,641	61,175
Provision for income taxes	5,687	6,493	10,641	12,846
Net income	$37,359	$24,430	$61,000	$48,329
Foreign currency translation adjustments	4,551	(2,386)	10,937	2,313
Comprehensive income	$41,910	$22,044	$71,937	$50,642

Net income per share:
Basic	$0.72	$0.49	$1.19	$0.97
Diluted	$0.68	$0.46	$1.12	$0.92
Shares used in calculation of net income per share:
Basic	51,899	50,211	51,431	49,688
Diluted	54,848	53,271	54,371	52,803

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(US Dollars in thousands, except share and per share data)

	As of June 30, 2017	As of December 31, 2016
Assets
Current assets
Cash and cash equivalents	$443,501	$362,025
Restricted cash	2,638	2,400
Time deposits	403	403
Accounts receivable, net of allowance of $1,419 and $1,434, respectively	208,273	199,982
Unbilled revenues	107,858	63,325
Prepaid and other current assets, net of allowance of $292 and $644, respectively	23,275	15,690
Employee loans, net of allowance of $0 and $0, respectively	2,533	2,726
Total current assets	788,481	646,551
Property and equipment, net	77,115	73,616
Restricted cash	277	239
Employee loans, net of allowance of $0 and $0, respectively	2,705	3,252
Intangible assets, net	49,998	51,260
Goodwill	116,239	109,289
Deferred tax assets	33,022	31,005
Other long-term assets, net of allowance of $138 and $132, respectively	11,546	10,599
Total assets	$1,079,383	$925,811

Liabilities
Current liabilities
Accounts payable	$4,253	$3,213
Accrued expenses and other liabilities	47,822	49,895
Due to employees	41,312	32,203
Deferred compensation due to employees	1,172	5,900
Taxes payable	35,661	25,008
Total current liabilities	130,220	116,219
Long-term debt	25,033	25,048
Other long-term liabilities	4,424	3,132
Total liabilities	159,677	144,399
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 52,476,671 and 51,117,422 shares issued, 52,456,936 and 51,097,687 shares outstanding at June 30, 2017 and December 31, 2016, respectively	51	50
Additional paid-in capital	439,523	374,907
Retained earnings	507,060	444,320
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(26,751)	(37,688)
Total stockholders’ equity	919,706	781,412
Total liabilities and stockholders’ equity	$1,079,383	$925,811

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(US Dollars in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended June 30, 2017			Six Months Ended June 30, 2017
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$220,132	$(4,189)	$215,943	$427,862	$(9,539)	$418,323
Selling, general and administrative expenses(2)	$80,419	$(9,068)	$71,351	$158,872	$(20,062)	$138,810
Income from operations(3)	$40,682	$15,145	$55,827	$71,648	$33,438	$105,086
Operating margin	11.7%	4.3%	16.0%	10.6%	5.0%	15.6%
Net income(4)	$37,359	$6,425	$43,784	$61,000	$21,706	$82,706
Diluted earnings per share(5)	$0.68		$0.80	$1.12		$1.52

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$180,782	$(4,438)	$176,344	$348,163	$(8,082)	$340,081
Selling, general and administrative expenses(2)	$64,241	$(8,599)	$55,642	$125,735	$(15,919)	$109,816
Income from operations(3)	$32,080	$15,558	$47,638	$62,411	$28,215	$90,626
Operating margin	11.3%	5.5%	16.8%	11.4%	5.1%	16.5%
Net income(4)	$24,430	$13,501	$37,931	$48,329	$24,312	$72,641
Diluted earnings per share(5)	$0.46		$0.71	$0.92		$1.38

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Stock-based compensation expenses - non-acquisition related	$4,189	$4,438	$9,539	$8,082
Total adjustments to GAAP cost of revenues(1)	4,189	4,438	9,539	8,082
Stock-based compensation expenses - acquisition related	3,277	2,970	7,851	5,980
Stock-based compensation expenses - all other	5,461	5,322	11,313	9,632
Other acquisition-related expenses	330	307	898	307
Total adjustments to GAAP selling, general and administrative expenses(2)	9,068	8,599	20,062	15,919
Amortization of purchased intangible assets	1,888	2,521	3,837	4,214
Total adjustments to GAAP income from operations(3)	$15,145	$15,558	$33,438	$28,215
Foreign exchange (gain) loss	(1,562)	2,295	1,393	3,585
Provision for income taxes:
Tax effect on non-GAAP adjustments	(3,020)	(4,352)	(7,293)	(7,488)
Excess tax benefits related to stock-based compensation (a)	(4,138)	—	(5,832)	—
Total adjustments to GAAP net income(4)	$6,425	$13,501	$21,706	$24,312

(a) Effective January 1, 2017 with the adoption of ASU 2016-09, the Company is prospectively presenting excess tax benefits related to stock-based compensation in the Provision for income taxes. Prior to January 1, 2017, the Company recorded these benefits in Additional paid-in-capital.

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and six months ended June 30, 2017 and 2016.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Revenue Growth to Constant Currency Revenue Growth
(in percent)
(Unaudited)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Revenue growth at constant currency(6)	23.7%	23.8%
Foreign exchange rates impact	(0.7)%	(0.9)%
Revenue growth as reported	23.0%	22.9%

(6)	Constant currency revenue results are calculated by translating current period revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Measures to Comparable GAAP Measures
(in percent, except per share amounts)
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of GAAP to Non-GAAP diluted earnings per share is presented in the table below:

	Third Quarter 2017	Full Year 2017
GAAP diluted earnings per share (at least)	$0.68	$2.57
Stock-based compensation expenses	0.20	0.92
Included in cost of revenues	0.07	0.30
Included in selling, general and administrative expenses	0.13	0.62
Other acquisition related expenses	—	0.02
Amortization of purchased intangible assets	0.03	0.14
Foreign exchange loss	0.04	0.10
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.07)	(0.27)
Excess tax benefits related to stock-based compensation (a)	(0.04)	(0.19)
Non-GAAP diluted earnings per share (at least)	$0.84	$3.29

(a) Effective January 1, 2017 with the adoption of ASU 2016-09, the Company is prospectively presenting excess tax benefits related to stock-based compensation in the Provision for income taxes. Prior to January 1, 2017, the Company recorded these benefits in Additional paid-in-capital.

Reconciliation of projected revenue growth in constant currency is presented in the table below:

	Third Quarter 2017	Full Year 2017
Revenue growth at constant currency (at least)(7)	22.0%	23.0%
Foreign exchange rates impact	1.0%	0.0%
Revenue growth (at least)	23.0%	23.0%

(7)
Constant currency revenue results are calculated by translating current period projected revenue in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.